Exhibit 10.1

June 19, 2026

MedTech Ceramics, LP

925 S. Capital of Texas HWY, B-200

Austin, TX 78746

Attention: Karl Kipke, General Partner

Re: Abeyance Shares and Warrant Exchange

Ladies and Gentlemen:

This letter agreement this “Agreement” confirms the agreement between SINTX Technologies, Inc., a Delaware corporation (the “Company”) and MedTech Ceramics, LP (“MedTech” or the “Holder”) regarding certain shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), currently held in abeyance for MedTech and the cancellation and replacement of MedTech’s September 2025 common stock purchase warrant.

1. Background

In connection with the Company’s September 2025 warrant inducement transaction, MedTech exercised certain outstanding warrants for cash. Because of MedTech’s 9.99% beneficial ownership limitation, the Company held 507,254 shares of Common Stock in abeyance for MedTech (the “Abeyance Shares”).

MedTech also currently holds a Common Stock Purchase Warrant issued by the Company in September 2025 to purchase 760,881 shares of Common Stock at an exercise price of $4.79 per share, with an initial exercise date of September 9, 2025 and an expiration date of March 10, 2031 (the “Existing Warrant”). The Existing Warrant provided by the Company reflects those terms and contains the 9.99% beneficial ownership limitation.

The Company and MedTech desire to resolve the Abeyance Shares and replace the Existing Warrant on the terms set forth below.

2. Issuance of Common Shares from Abeyance

Promptly following the execution of this Agreement, the Company will issue to MedTech 255,267 shares of Common Stock from the Abeyance Shares (the “Released Shares”).

MedTech will not be required to pay any additional exercise price or purchase price for the Released Shares, as the applicable consideration was previously paid in connection with the September 2025 warrant inducement transaction.

SINTX Technologies • 1885 West 2100 South • Salt Lake City, Utah 84119 • 801.839.3500 • www.sintx.com

The Released Shares will be delivered by DWAC or book-entry transfer in accordance with MedTech’s written instructions.

3. Exchange of Remaining Abeyance Shares for Pre-Funded Warrant

MedTech agrees to exchange, surrender and release its right to receive the remaining 251,987 Abeyance Shares. In exchange, the Company will issue to MedTech a pre-funded warrant to purchase 251,987 shares of Common Stock (the “Pre-Funded Warrant”). MedTech will not be required to pay any additional exercise price upon the exercise of the Pre-Funded Warrants, as the applicable consideration was previously paid in connection with the September 2025 warrant inducement transaction.

The Pre-Funded Warrant will be substantially in the form previously used by the Company for pre-funded warrants, with appropriate conforming changes for this transaction. The Pre-Funded Warrant will include MedTech’s standard 9.99% beneficial ownership limitation.

Upon issuance of the Released Shares and the Pre-Funded Warrant, the Company’s obligations with respect to all 507,254 Abeyance Shares will be fully satisfied.

4. Cancellation of Existing Warrant

Effective upon the Company’s issuance of the New Warrant described in Section 5 below, the Existing Warrant will be cancelled and terminated in full.

MedTech agrees that, following such cancellation, it will have no further rights under the Existing Warrant, including any right to purchase shares of Common Stock thereunder.

MedTech will return the original Existing Warrant to the Company for cancellation if requested by the Company and if the original is in MedTech’s possession. If the original Existing Warrant is not available, MedTech’s signature below will constitute authorization for the Company to cancel the Existing Warrant on the Company’s books and records.

5. Issuance of New Common Stock Purchase Warrant

In exchange for the cancellation of the Existing Warrant, the Company will issue to MedTech a new common stock purchase warrant the “New Warrant” to purchase 1,268,135 shares of Common Stock.

The New Warrant will have the following terms:

●	Exercise Price: $2.14 per share.
●	Term: Five years from the date of issuance.

SINTX Technologies • 1885 West 2100 South • Salt Lake City, Utah 84119 • 801.839.3500 • www.sintx.com

●	Form: Substantially the same form as the September 2025 warrant, with appropriate conforming changes.
●	Beneficial Ownership Limitation: 9.99%.
●	The New Warrant will be issued promptly following execution of this Agreement.

6. Registration of New Warrant Shares

The Company agrees to register for resale the shares of Common Stock issuable upon exercise of the New Warrant the “Registrable Shares”.

The Company will file a resale registration statement covering the Registrable Shares as promptly as reasonably practicable following the date of this Agreement, and in any event no later than 45 calendar days after the date of this Agreement.

The Company will use commercially reasonable efforts to cause the resale registration statement to become effective as promptly as reasonably practicable after filing and to keep it effective until the earlier of:

a)	the date all Registrable Shares have been sold;
b)	the date all Registrable Shares may be sold without volume or manner-of-sale restrictions under Rule 144; and
c)	the date that is two years after the effective date of the resale registration statement.

7. Beneficial Ownership Limitation

The Company will not issue the Released Shares if doing so would cause MedTech, together with its affiliates and any attribution parties, to beneficially own more than 9.99% of the Company’s outstanding Common Stock.

The Pre-Funded Warrant and the New Warrant will each include a 9.99% beneficial ownership limitation.

8. Securities Law Matters

MedTech represents that it is an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended.

MedTech is acquiring the Pre-Funded Warrant and the New Warrant for its own account and not with a view to any distribution in violation of the Securities Act.

SINTX Technologies • 1885 West 2100 South • Salt Lake City, Utah 84119 • 801.839.3500 • www.sintx.com

The parties intend that the issuance of the Pre-Funded Warrant and the New Warrant will be exempt from registration under the Securities Act pursuant to Section 3(a)(9), Section 4(a)(2), Regulation D or another available exemption.

The Company confirms that it has not paid, and will not pay, any commission or other remuneration for soliciting the exchange contemplated by this Agreement.

9. Mutual Acknowledgment

The parties acknowledge and agree that the transactions described in this Agreement are intended to:

a)	resolve all remaining obligations relating to the Abeyance Shares;
b)	cancel and replace the Existing Warrant;
c)	preserve MedTech’s economic exposure through the Released Shares, the Pre-Funded Warrant and the New Warrant; and
d)	assist the Company in addressing the balance sheet treatment of the Abeyance Shares and its Nasdaq compliance plan.

10. Release

Effective upon completion of the transactions described in Sections 2, 3, 4 and 5 above, MedTech releases the Company from any further obligation with respect to:

(a) the Abeyance Shares, other than the Company’s issuance of the Released Shares and the Pre-Funded Warrant issued under this Agreement; and

(b) the Existing Warrant, which will be cancelled and replaced by the New Warrant.

For clarity, this release does not limit MedTech’s rights under this Agreement, the Released Shares, the Pre-Funded Warrant or the New Warrant.

11. Further Assurances

Each party agrees to sign and deliver any additional documents and take any additional actions reasonably necessary to complete the transactions described in this Agreement, including customary transfer agent instructions, warrant issuance documents and registration statement information.

12. Public Disclosure

The Company may disclose this Agreement and the transactions contemplated hereby in its SEC filings, Nasdaq submissions or other public disclosures, as the Company determines to be required or advisable.

SINTX Technologies • 1885 West 2100 South • Salt Lake City, Utah 84119 • 801.839.3500 • www.sintx.com

13. Governing Law

This Agreement will be governed by the laws of the State of New York, without regard to conflict-of-law principles.

14. Counterparts

This Agreement may be signed in counterparts and by electronic signature, each of which will be deemed an original and all of which together will constitute one agreement.

If the foregoing accurately reflects our agreement, please sign below and return a copy to the Company.

Very truly yours,

SINTX TECHNOLOGIES, INC.

By:	/s/ Eric Olson Signed June 29, 2026
Name:	Eric Olson
Title:	CEO and Chairman

Agreed and accepted:

MEDTECH CERAMICS, LP

By:	/s/ Arthur Karl Kipke
Name:	Arthur Karl Kipke
Title:	General Partner
Date:	June 19, 2026

SINTX Technologies • 1885 West 2100 South • Salt Lake City, Utah 84119 • 801.839.3500 • www.sintx.com

Exhibit A

Form of Pre-Funded Warrant

[Attach final form.]

Exhibit B

Form of New Warrant

[Attach final form.]

SINTX Technologies • 1885 West 2100 South • Salt Lake City, Utah 84119 • 801.839.3500 • www.sintx.com